Yield10 Bioscience Provides an Update on its Omega-3 Camelina Program
-Prioritizes Activities to Advance Omega-3 Camelina Program in 2024
-Reports Completion of Contra Season Production of
Omega-3 Camelina Seed in Chile
- Company also Provides Update on Nasdaq Status

WOBURN, Mass. – February 07, 2024 – Yield10 Bioscience, Inc. (Nasdaq:YTEN) (“Yield10” or the “Company”), an agricultural bioscience company, today provided an update on its Omega-3 Camelina program. The Company has taken the strategic decision to prioritize in 2024 the execution of activities intended to accelerate and advance the Omega-3 Camelina program toward commercialization. Yield10 also reported that it has completed contra season production in Chile of Omega-3 EPA8 Camelina, which produces the eicosapentaenoic acid (“EPA”) component of the omega-3 oil found in fish.

“In 2023, we achieved significant milestones in our omega-3 Camelina program scaling up EPA8 Camelina seed production and executing against our regulatory plan. We also signed an LOI with BioMar who recently reiterated their commitment to jointly working with us to form a partnership to establish reliable and scalable sources of EPA and DHA oils that are critical to the aquafeed industry,” said Oliver Peoples, Ph.D. President and CEO, Yield10 Bioscience. “In 2024, we remain committed to commercializing omega-3 Camelina by securing a global commercial license from Rothamsted, engaging BioMar to support a collaborative program to produce omega-3 oils as a high-quality aquafeed ingredient and continuing to execute our seed scale up and regulatory program.”

The EPA8 Camelina variety is intended to produce EPA oil for the significant market opportunity in aquafeed and human nutrition. In 2024, subject to the availability of sufficient financial resources, Yield10 plans to continue to execute seed scale-up of EPA8 Camelina to enable production of the Company’s first commercial omega-3 product for use in aquafeed. The Company is also transferring the EPA trait into proprietary Yield10 herbicide tolerant Camelina germplasm to boost in-field agronomics and yield. To enable planting of Omega-3 Camelina without restrictions in the US as well as to de-regulate oil and meal, Yield10 is progressing the execution of a regulatory program involving U.S. Department of Agriculture Animal & Plant Health Inspection Service (“USDA-APHIS”), the U.S. Environmental Protection Agency (“U.S. EPA”), and the U.S. Food and Drug Administration (“FDA”).

In the fall of 2023, the Company contracted 50 acres of contra season production of the EPA8 Camelina in Chile. The crop was recently harvested, and the cleaned seed is in inventory for future use. Yield10 is currently investigating options for seed crushing to extract oil and the pilot scale production of aquafeed formulations.

Background on Progress in Yield10’s Omega-3 Camelina Program

The primary source of the essential fatty acids EPA and DHA is currently ocean-caught fish, where omega-3 oil produced from anchovy harvest is the industry benchmark. The Company believes based on recent reports that this supply has reached a tipping point which may constrain future growth and result in severe price volatility in the market. Producing omega-3 fatty acids in Camelina, has the potential to enable a cost effective, scalable omega-3 oil production platform to meet the growing global market demand for EPA and DHA omega-3s for aquafeed, pet food and human use. In 2020, Yield10 signed an exclusive collaboration agreement with Rothamsted to support Rothamsted’s Flagship Program to develop omega-3 oils in Camelina. As part of the collaboration agreement, the Company received an exclusive option to sign a global, exclusive license agreement for the technology. Yield10 has exercised this option and is working to finalize the global exclusive license with Rothamsted. In October 2023, Yield10 announced it had signed a non-binding Letter of Intent (“LOI”) with BioMar Group, a global aquafeed producer, to form a partnership to commercialize Camelina engineered to produce omega-3 oil for use as a high-quality supplement to the scarce supply of marine long-chain fatty acids used in aquafeed. The companies are working to develop a collaborative program to bring this new source of high-quality EPA and EPA+DHA omega-3 oils to the market. In 2023, the Company filed a request for Regulatory Status Review (“RSR”) with USDA-APHIS for Camelina engineered to produce EPA and it filed a second RSR application for Camelina engineered to produce omega-3 oil containing both EPA and DHA fatty acids. Responses are pending from USDA-APHIS.

Nasdaq Status

Yield10 also provided an update on the status of its Nasdaq listing. As previously disclosed, the Company requested an appeal of the Nasdaq Listing Qualifications Department’s determination that the Company had not satisfied the terms of an extension that the Company had been granted to meet Nasdaq listing requirements relating to minimum stockholders’ equity. The Company participated in a hearing before the Nasdaq Hearings Panel on February 6, 2024 and is now awaiting the determination of that Panel as to whether the Company will be granted a further extension of time to meet the listing requirements. It expects to receive the decision of that Panel within the next month.

About Yield10 Bioscience

Yield10 Bioscience, Inc. ("Yield10" or the "Company") is an agricultural bioscience company that is leveraging advanced genetics to develop the oilseed Camelina sativa ("Camelina") as a platform crop for large-scale production of sustainable seed products. These seed products include feedstock oils for renewable diesel and sustainable aviation biofuels; omega-3 (EPA and DHA+EPA) oils for pharmaceutical, nutraceutical and aquafeed applications; and, in the future, PHA bioplastics for use as biodegradable bioplastics. Subject to the availability of sufficient financial resources to continue operations, our commercial plan is based on establishing a grain contracting business leveraging our proprietary elite Camelina seed varieties, focusing primarily on omega-3 oils for nutritional applications. Yield10 is headquartered in Woburn, MA and has a Canadian subsidiary, Yield10 Oilseeds Inc., located in Saskatoon, Canada.

For more information about the Company, please visit www.yield10bio.com, or follow the Company on X (formerly Twitter), Facebook and LinkedIn.
(YTEN-G)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, expectations related to research and development activities, the expected regulatory path for its traits, the reproducibility of data from greenhouse and field tests, the start and timing of completion of field tests, seed scale-up and regulatory activities, the formation of collaborations, commercial launch plans and timing, its plans to commercialize omega-3 Camelina and to execute seed scale-up of EPA8 Camelina to enable production of the Company’s first commercial omega-3 product for use in aquafeed, and the overall progress of Yield10 Bioscience, Inc., constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to, the Company’s ability to secure adequate funding in the near term to continue operations and to remain listed on the Nasdaq Stock Market, as to which no assurance can be given, as well as the risks and uncertainties detailed in Yield10 Bioscience's filings with the Securities and Exchange Commission. Yield10 assumes no obligation to update any forward-looking information contained in this press release or with respect to the matters described herein.

Contacts:
Yield10 Bioscience:
Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com